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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-39926 of California Commercial Bankshares on Form S-8 of our report dated January 24, 1997 (March 17, 1997 as to Notes 7 and 13), appearing in this Annual Report on Form 10-K/A of California Commercial Bankshares for the year ended December 31, 1996.



Los Angeles, California
April 29, 1997